United States
Securities And Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2007

First Busey Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Main St.

Urbana, Illinois  61801

(Address of principal executive offices)    (Zip code)

(217) 365-4528

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On November 7, 2007, First Busey Corporation (the “Company”) entered into an amendment (the “Amendment”) to its existing credit agreement, dated January 16, 2006 (the “Credit Agreement”) with JPMorgan Chase, N.A. (the “Bank”) and a related Line of Credit Note (the “Note”).  The principal purpose of the amendments was to increase the amount available under the Company’s line of credit to $25 million, up from $10 million, and to extend the maturity date under the Note until May 31, 2008.  The Amendment and the Note are filed as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 1.02              Termination of a Material Definitive Agreement.

In connection with the Amendment, the Company terminated the Credit Agreement, dated as of March 31, 2005, between the Bank and the Company, as successor in interest to Main Street Trust, Inc. (“Main Street”).

Item 2.02 Results of Operations and Financial Condition.

The information regarding the Company’s previously disclosed earnings for the quarter ended September 30, 2007 is incorporated herein from Item 8.01 of this Current Report on Form 8-K.

Item 8.01              Other Events.

On Friday, November 9, 2007, the Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission to report that it would not be able to timely file its quarterly report on Form 10-Q for the period ending September 30, 2007 due to the complexity of the accounting for the merger transaction between the Company and Main Street.

In its Form 10-Q for the period ending September 30, 2007, which was filed with the Securities and Exchange Commission today, the Company updated certain information in its balance sheet for the quarter ended September 30, 2007 from the information that had been included in the Company’s press release, dated October 30, 2007 announcing its third quarter earnings.  The change was necessitated by updates to the per share purchase price the Company used to account for the merger transaction with Main Street.  As a result, goodwill reflected on the Company’s balance sheet for the quarter ended September 30, 2007 was increased from the amount reflected in its earnings release by $42.4 million, and therefore, at September 30, 2007, the Company reported goodwill of $239.6 million, total assets of $4,288.2 million and stockholders’ equity of $538.3, all of which are correctly reflected in the Company’s Form 10-Q.

Following the close of business on November 9, 2007, the Company consolidated two of its wholly-owned bank subsidiaries, Busey Bank and Main Street Bank & Trust, with Busey Bank as the continuing bank. Busey Bank is now headquartered at 100 W. University Ave., Champaign, Illinois 61820.  Prior to the bank consolidation, the Company combined the wealth management business of Main Street Bank & Trust with Busey Trust Company, formerly known as First Busey Trust & Investment Company, Inc., and Busey Investment Group, Inc., the parent company of Busey Trust Company, changed its name to Busey Wealth Management, Inc.

On November 2, 2007, the Company completed its divesture of five branches in the Champaign-Urbana area in connection with the merger of the Company and Main Street and the previously-announced agreement with the U.S. Justice Department.

Item 9.01              Financial Statements and Exhibits

 (d) Exhibits

99.1	Amendment to Credit Agreement, between the First Busey Corporation and JPMorgan Chase, N.A., dated November 7, 2007
99.2	Line of Credit Note, between First Busey Corporation and JPMorgan Chase, N.A., dated November 7, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2007	First Busey Corporation

	By:	/s/ Van A. Dukeman
		Name:	Van A. Dukeman
		Title:	President and Chief Executive Officer